Global Self Storage Completes Acquisition of 458-unit Property in West Henrietta, New York

New York, NY – November 19, 2019 – Global Self Storage, Inc. (NASDAQ: SELF) a real estate investment trust that owns, operates, manages, acquires, develops and redevelops self-storage properties, has completed its acquisition of Erie Station Storage, a self-storage property, for $6.2 million.

The property is located in the growing upstate suburban community of West Henrietta, New York, is near the Rochester Institute of Technology, and is approximately 11 miles from an existing Global Self Storage property in Gates, New York (a western suburb of Rochester). It features seven buildings with a total of 458 storage units and 46,850 net leasable square feet. Storage options include both drive up access and climate-controlled units. The property also has immediate expansion potential with an approved permit to commence construction of a 7,300 net leasable square feet self-storage building.

The property is attractively located in an area that currently has few competitors within a three-mile radius. There is also new residential real estate development close-by, which the company believes will increase demand for storage at the property and contribute to a successful lease-up of the expansion building if the company decides to undertake construction.

“This property was an ideal acquisition target because of its expansion potential, the company’s familiarity with the Rochester market, and the room to grow occupancy and rental rates through our sophisticated management techniques,” said Global Self Storage’s president and CEO, Mark C. Winmill. “Constructed less than three years ago, we expect the property to require low amounts of capex in the near to medium-term and the 230 climate-control units to produce high-margin rentals.”

About Global Self Storage
Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.
For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Cautionary Note Regarding Forward Looking Statements
Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements. The Company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Contacts:

Global Self Storage
Mark C. Winmill, President and CEO
1 (212) 785-0900, ext. 201
mwinmill@globalselfstorage.us

CMA Investor Relations
Ron Both
1 (949) 432-7566
SELF@cma.team